UNITED STATES
SECURITIES AND EXCHANGE COMMISSSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amerndment No. )
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WATERSTONE FINANCIAL, INC.
______________________________________
(Name of Registrant as Specified In Its Charter)
______________________________________
(Name of Person(s) Filing Proxy Statement
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TABLE OF CONTENTS

Waterstone Financial, Inc.
Notice of Special Meeting of Shareholders
Proxy Statement

Appendix A - 2015 Equity Incentive Plan

Proxy Card

January 23, 2015
Dear Fellow Shareholder:
We cordially invite you to attend a Special Meeting of Shareholders of Waterstone Financial, Inc., the parent company of WaterStone Bank SSB.  The Special Meeting will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:30 a.m., Central Time, on March 3, 2015.
The enclosed Notice of Special Meeting and Proxy Statement describe the formal business to be transacted.  The business to be conducted at the Special Meeting consists of the approval of our 2015 Equity Incentive Plan.
Our Board of Directors has determined that the matter to be considered at the Special Meeting is in the best interests of Waterstone Financial, Inc. and its shareholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" the 2015 Equity Incentive Plan.
On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided.  Voting in advance of the Special Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Special Meeting.
Sincerely,

Douglas S. Gordon President and Chief Executive Officer

WATERSTONE FINANCIAL, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000
NOTICE OF
SPECIAL MEETING OF SHAREHOLDERS
To Be Held On March 3, 2015
Notice is hereby given that a Special Meeting of Shareholders of Waterstone Financial, Inc. will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:30 a.m., Central Time, on March 3, 2015.
A Proxy Card and a Proxy Statement for the meeting are enclosed.
The meeting is for the purpose of considering and acting upon:
1.	The approval of the Waterstone Financial, Inc. 2015 Equity Incentive Plan; and
such other matters as may properly come before the meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the meeting.
Any action may be taken on the foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned.  Shareholders of record at the close of business on January 7, 2015, are the shareholders entitled to vote at the meeting, and any adjournments thereof.
EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF WATERSTONE FINANCIAL, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.
By Order of the Board of Directors

Douglas S. Gordon Presdient and Chief Executive Officer

Wauwatosa, Wisconisn
January 23, 2015

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.  NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement
WATERSTONE FINANCIAL, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000
SPECIAL MEETING OF SHAREHOLDERS
March 3, 2015
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Waterstone Financial, Inc. to be used at a Special Meeting of Shareholders of Waterstone Financial, Inc., which will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:30 a.m., Central Time, on March 3, 2015, and all adjournments of such meeting.  The accompanying Notice of Special Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about January 23, 2015.  In this Proxy Statement, the terms "we, "our," and "us" refer to Waterstone Financial, Inc. unless the context indicates another meaning.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on January 7, 2015 are entitled to one vote for each share then held.  As of January 7, 2015, there were 34,423,385 shares of common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the special meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.
As to the approval of the Waterstone Financial, Inc. 2015 Equity Incentive Plan, by checking the appropriate box, a shareholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter.  The affirmative vote of a majority of the votes cast at the special meeting, without regard to either broker non-votes or shares as to which the "ABSTAIN" box has been selected on the proxy card, is required for the approval of this matter.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders of shares owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit.  Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Waterstone Financial, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Waterstone Financial, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Section D of Article 5 of the Articles of Incorporation.
If you have selected a broker, bank, or other intermediary to hold your common stock rather than having the shares directly registered in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares.  Your brokerage firm may also provide the ability to vote your proxy by telephone or online.  Please be advised that if you choose not to vote your proxy, your brokerage firm may not vote your shares in favor of the 2015 Equity Incentive Plan.  Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.
      Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth, as of January 7, 2015, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock, as well as by our directors, executive officers and directors and executive officers as a group.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)(2)		Percent of All Common Stock Outstanding

5% or Greater Shareholders
Homestead Partners LP Homestead Odyssey Partners LP Arles Partners LP Arles Advisors Inc Warren A. Mackey 40 Worth Street 10th Floor New York, New York 10013	1,839,864	(3)	5.3%

WaterStone Bank Employee Stock Ownership Plan 11200 W. Plank Ct. Wauwatosa, Wisconsin 53226	2,711,544		7.9%

Directors and Executive Officers
Rebecca M. Arndt	94,053		*
Ellen S. Bartel	5,000		*
William F. Bruss	145,185	(4)	*
Thomas E. Dalum	132,920		*
Eric J. Egenhoefer	76,410		*
Douglas S. Gordon	533,124		1.6%
Michael L. Hansen	289,278		*
Allan R. Hosack	34,330		*
Patrick S. Lawton	240,095		*
Kristine A. Rappé	13,318		*
Stephen J. Schmidt	96,943		*

All directors and executive officers as a group (11 persons) (5)	3,662,839		10.6%
________________________
*	Less than 1%.
(1)
Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares.   Number of shares identified as indirect beneficial ownership with shared voting and dispositive power:  Ms. Arndt – 36,358; Ms. Bartel – 5,000, Mr. Bruss – 40,107; Mr. Dalum – 50,623; Mr. Gordon – 45,709; Mr. Hansen – 186,541; Mr. Hosack – 34,330, Mr. Lawton – 10,532; group – 2,411,383.

(2)
Includes the following shares underlying options which are exercisable within 60 days of January 7, 2015: Ms. Arndt – 31,821; Mr. Bruss – 77,908; Messrs. Dalum, Hansen, Lawton and Schmidt – 54,865 shares each; Mr. Egenhoefer – 43,892; Mr. Gordon – 274,325; all directors and executive officers as a group – 647,406.

(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on May 1, 2014.
(4)	Includes 5,486 shares pledged as collateral for a loan.
(5)
The total for the group (but not any individual) includes 2,002,183 unallocated shares held in the employee stock ownership plan, as to which voting and dispositive power is shared. As administrator, WaterStone Bank SSB ("WaterStone Bank") (through its board) may vote, in its discretion, shares which have not yet been allocated to participants. Employees may vote the shares allocated to their accounts; the administrator will vote unvoted shares in its discretion. Allocated shares are included only if allocated to listed executive officers, in which case they are included in those individuals' (and the group's) beneficial ownership

REVOCATION OF PROXIES
Shareholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below.  Unless so revoked, the shares represented by such proxies will be voted at the special meeting and all adjournments thereof.  Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card.  You may also vote by signing and returning your Proxy Card to Waterstone Financial, Inc.  Proxies we receive that are signed, but contain no instructions for voting, will be voted "FOR" the Equity Incentive Plan.
Proxies may be revoked by sending written notice of revocation to the Secretary of Waterstone Financial, Inc. at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card.  The presence at the special meeting of any shareholder who had given a proxy shall not revoke such proxy unless the shareholder delivers his or her ballot in person at the special meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.
PROPOSAL 1—APPROVAL OF THE WATERSTONE FINANCIAL, INC.
 2015 EQUITY INCENTIVE PLAN
The Board of Directors has adopted, subject to shareholder approval, the Waterstone Financial, Inc. 2015 Equity Incentive Plan (the "Equity Incentive Plan") to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our shareholders. Most of the companies that we compete with for officers, employees and directors are public companies that offer equity compensation as part of their overall compensation programs. By approving the Equity Incentive Plan, our shareholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 3,542,000 shares of Waterstone Financial, Inc. common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options, and non-qualified stock options. The maximum number of shares that may be issued pursuant to stock options (all of which may be incentive stock options) is 2,530,000, which represents 10% of the number of shares sold in connection with the mutual-to-stock conversion of Lamplighter Financial, MHC on January 22, 2014 (the "Conversion"). The maximum number of shares that may be issued as restricted stock awards and restricted stock units is 1,012,000, which represents 4% of the number of shares sold in the Conversion.

      The Equity Incentive Plan will be administered by the members of our Compensation Committee (the "Committee") who are "Disinterested Board Members," as defined in the Equity Incentive Plan. The Committee has power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan's purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Board of Directors (or those members of the Board of Directors who are "independent directors" under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Equity Incentive Plan as if done or exercised by the Committee.  The Equity Incentive Plan also permits the Committee to delegate to one or more persons, including directors who do not qualify as "non-employee directors" within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be "performance-based" under Section 162(m)

of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.

The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Waterstone Financial, Inc. or our subsidiaries, or as the form of payment for grants or rights earned or due under any other plan or arrangement of Waterstone Financial, Inc. or our subsidiaries, including the plan of any entity acquired by Waterstone Financial, Inc. or our subsidiaries.

Eligibility

Officers, employees and directors of Waterstone Financial, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient's award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee.  Unless the Committee determines otherwise, the award agreements shall specify that no awards shall vest more rapidly than 20% per year over a five-year period with the first installment vesting no earlier than one year after the shareholders approve the Equity Incentive Plan, subject to acceleration upon the occurrence of specific events or in the discretion of the Committee.  Awards may be granted in a combination of incentive and non-qualified stock options, restricted stock awards or restricted stock units, as follows:

Stock Options.   A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means (i) the final sales price of our common stock as reported on the NASDAQ Global Select Market (or other exchange on which our shares are listed or traded) on the date in question, or if our common stock was not traded on such date, then on the last preceding date on which any reported sale of our common stock occurred, or (ii) if shares of our common stock are not listed on such exchange, fair market value shall mean a price as determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Internal Revenue Code Section 422. Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either "incentive" stock options or "non-qualified" stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to Waterstone Financial a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier's check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.

      Restricted Stock.   A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock. Prior to their vesting, unless otherwise determined by the Committee, recipients of restricted stock awards are also entitled to vote the shares of restricted stock during the restricted period.  Unless otherwise determined by the Committee, recipients of restricted stock awards are entitled to receive any cash dividends and distributions with respect to the common stock at such time as the restricted shares vest.

Restricted Stock Units.   Restricted stock units are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant.  Restricted stock units are denominated in shares of common stock.  Restricted stock units granted under the Equity Incentive Plan may be settled in cash, shares of our common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Equity Incentive Plan or the award agreement. Participants have no voting rights with respect to any restricted stock units granted under the Equity Incentive Plan. No dividends will be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, dividend equivalent rights may be paid on Restricted Stock Units. If a Restricted Stock Unit is intended to be performance-based in accordance with Internal Revenue Code Section 162(m), payment of dividend equivalent rights to the award recipient will be conditioned on the satisfaction of the performance criteria. Dividend equivalent rights will be paid when the Restricted Stock Unit is settled or at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Performance Awards.   A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Committee and set forth in the Equity Incentive Plan. A performance award may be denominated in shares of restricted stock or restricted units. If a performance award is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, it must be made during the period required under Internal Revenue Code Section 162(m) and must comply with all applicable requirements of that Internal Revenue Code Section. At the discretion of the Committee, the vesting of any stock option may also be subject to the achievement of one or more objective performance measures.

Prohibition Against Repricing of Options.   The Equity Incentive Plan provides that neither the Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted, except for adjustments pursuant to certain corporate transactions.

Limitation on Awards Under the Equity Incentive Plan

The Equity Incentive Plan includes the following limitations:

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to the exercise of stock options is 632,500 shares (25% of all shares of stock available for stock option awards under the Equity Incentive Plan), all of which may be issued during any calendar year;

•
the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to restricted stock awards and restricted stock units is 253,000 shares (25% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan), all of which may be issued during any calendar year;

•
the maximum number of shares of stock that may be issued or delivered to any one individual non-employee director pursuant to the exercise of stock options is 126,500 shares (5% of all shares of stock available for stock option awards under the Equity Incentive Plan), and the maximum number of shares that may be issued or delivered to any one individual non-employee director pursuant to restricted stock awards and restricted stock units is 50,600 shares (5% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan); and

•
the maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options is 759,000 shares (30% of all shares of stock available for stock option awards under the Equity Incentive Plan), and the maximum number of shares that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to restricted stock awards and restricted stock units is 303,600 (30% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan).

To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Equity Incentive Plan.

In the event of a corporate transaction involving the stock of Waterstone Financial, Inc., including, without limitation, any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of shares, or other securities, stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities, or other property), liquidation, dissolution, or other similar corporate transaction or event, the foregoing share limitations and all outstanding awards will be adjusted by the Committee, in an equitable manner, proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award's status as "performance-based compensation" under Section 162(m) of the Internal Revenue Code, if applicable.

Performance Features

General.   A federal income tax deduction for Waterstone Financial, Inc. will generally be unavailable for annual compensation in excess of $1.0 million paid to each of its chief executive officer and four other executive officers named in Waterstone Financial, Inc.'s annual proxy statement (other than its chief financial officer). However, amounts that constitute "performance-based compensation" (as that term is used in Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures.   The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value or tangible book value per share, basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average shareholders' equity; cash return on average shareholders' equity; return on average tangible shareholders' equity; cash return on average tangible shareholders' equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Waterstone Financial, Inc. as a whole or of any one or more subsidiaries or business units of Waterstone Financial, Inc. or a subsidiary, may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The Committee may adjust performance measures after they have been set, but with respect to awards intended to qualify under Section 16(m) of the Internal Revenue Code, only to the extent the Committee exercises negative discretion as permitted under applicable law. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

The Committee shall specify the vesting schedule or conditions of each award. Unless the Committee specifies a different vesting schedule at the time of grant, awards under the Equity Incentive Plan, other than Performance Awards, shall be granted with a vesting rate not exceeding 20% per year, with the first installment vesting no earlier than one year after shareholders approve the Equity Incentive Plan.  If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Waterstone Financial, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement. Vesting may be accelerated in the event of death, disability, or upon involuntary termination of employment or service following a change in control, or at the discretion of the Committee at any time after the grant of an award.

Change in Control

Unless otherwise stated in an award agreement, at the time of an involuntary termination following a change in control, all Stock Options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).  All Stock Options may be exercised for a period of one year following the participant's involuntary termination, provided, however, that no Stock Option shall be eligible for treatment as an Incentive Stock Option in the event such Stock Option is exercised more than three months following involuntary termination following a change in control. At the time of an involuntary termination following a change in control, all awards of restricted stock and restricted stock units shall become fully earned and vested immediately. Notwithstanding the above, any awards, the vesting of which are based on satisfaction of performance-based conditions will be vested upon the occurrence of a change in control. In the event of a change in control, any performance measure attached to a Performance Award under the Equity Incentive Plan shall be deemed satisfied as of the date of the change in control.

Forfeiture

The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with us or an affiliate or subsidiary; any material violation of one or more of our policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to our business or reputation, or that of our affiliates or subsidiaries.

If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse Waterstone Financial, Inc. the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the Plan are subject to any clawback policy adopted by the Board from time to time.

Amendment and Termination

The Board of Directors may, as permitted by law, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan. However, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant's (or affected beneficiary's) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the aggregate number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of shareholders. Notwithstanding the foregoing, the Board may, without shareholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code and its applicable regulations and guidance.

Duration of Plan

The Equity Incentive Plan will become effective upon approval by the shareholders at this meeting.  The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the day immediately prior to the 10-year anniversary of the effective date of the Equity Incentive Plan.  At any time, the Board of Directors may terminate the Equity Incentive Plan.  However, any termination of the Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.

Non-Qualified Stock Options.   The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Waterstone Financial, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant's alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

Provided, a participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, a participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and Waterstone Financial, Inc. will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

      Restricted Stock.   A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a "substantial risk of forfeiture" for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Waterstone Financial, Inc. will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Any dividends paid to the holder during the restriction period will also be compensation income to the participant and Waterstone Financial, Inc. will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Units.   A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award of common stock or cash is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the common stock or cash associated with the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, Waterstone Financial, Inc. will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.

Withholding of Taxes.   We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control.   Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Waterstone Financial, Inc.

Deduction Limits.   Section 162(m) of the Internal Revenue Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for each of our chief executive officer and four other executive officers named in Waterstone Financial, Inc.'s annual proxy statement (excluding the chief financial officer) named in the summary compensation table ("covered employees"), unless the compensation is "qualified performance-based consideration." "Qualified performance-based compensation" is not subject to this limit and is fully deductible by Waterstone Financial, Inc. "Qualified performance-based compensation" is compensation that is subject to a number of requirements such as shareholder approval of possible performance goals and objective quantification of those goals in advance. Restricted stock awards and other awards that are not subject to performance goals would be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. Stock options available for award under the Equity Incentive Plan will be considered "qualified performance-based compensation" even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m) of the Internal Revenue Code, income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of awards granted to a covered employee that are not "qualified performance-based consideration" and are distributed after the covered employee's retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards and restricted stock units that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice.   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan.

Accounting Treatment

Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, and restricted stock units).

Awards to be Granted

The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet after shareholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2015 EQUITY INCENTIVE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary. It is the intent of the Compensation Committee to provide our Named Executive Officers (defined below) with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value.  In addition, we have structured our executive compensation program to include elements that are intended to create appropriate balance between risk and reward.
Compensation Philosophy.  The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives and to encourage extraordinary management efforts through well-designed incentive opportunities, with the goal of improving the performance of Waterstone Financial, Inc. and its subsidiaries consistent with the interests of our shareholders.   We base our compensation decisions on three basic principles:
•
Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•
Aligning with Shareholders – We intend to use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our shareholders.

•	Driving Performance – We base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.
Executive compensation includes base salary, discretionary bonus and equity incentive awards. The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the compensation committee.  They are further intended to reward enhanced shareholder value as measured by the trading price of our common stock.
      Effect of 2014 Advisory Vote on Named Executive Officer Compensation.  At our 2014 Annual Meeting, we provided our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal").  At our 2014 Annual Meeting of Shareholders, 92.7% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms shareholders' support of our approach to executive compensation, and therefore the Compensation Committee did not significantly change its approach in 2014. The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the Named Executive Officers.

Role of the Compensation Committee.  The Compensation Committee is responsible for reviewing all compensation components for the Named Executive Officers annually, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  The committee examines the total compensation mix, pay-for-performance relationship, and how all these elements in the aggregate comprise each executive's total compensation package to ensure that our compensation is competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy.   The Compensation Committee operates under a written charter that establishes its responsibilities.  The Compensation Committee and the Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the role of the committee.  A copy of the charter can be found on our website under the Investor Relations tab.
Use of Consultants.  The Compensation Committee has the authority to engage compensation consultants from time to time to assist it in the compensation governance process for determining the compensation of our Named Executive Officers.  The consultants provide expertise about competitive trends in the marketplace, including established and emerging compensation practices at other similarly situated companies.
The Compensation Committee commissioned Verisight to perform a third party compensation analysis in 2011 to be used as the basis for determining WaterStone Bank's executive and director compensation for calendar 2012.   The Compensation Committee did not use the services of a compensation consultant to assist in determining compensation of our Named Executive Officers or other officers during 2014.
Role of Management.  The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, with respect to compensation for the other Named Executive Officers, and the Chief Operating Officer and General Counsel and the Assistant Vice President and Director of Human Resources, with respect to compensation of other officers and employees of WaterStone Bank.  The executives provide the Compensation Committee with data, analyses, input and recommendation. The Compensation Committee considers our Chief Executive Officer's evaluation of each Named Executive Officer's performance and recommendation of appropriate compensation.  However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.
Components of Executive Compensation and 2014 Decisions.  Our compensation program consists of four main components: base salary, annual incentives, long-term incentive/equity, and benefits and perquisites. The following section summarizes the role of each component, how decisions are made and the resulting 2014 decision process as it relates to the named executive officers.
Base Salary.  In determining the base salary of executive officers, the committee reviewed, among other things, third party surveys of peer institutions, the historical compensation of those officers under review and performance measures of Waterstone Financial, Inc. and its subsidiaries.  The Compensation Committee's executive base salary review and analyses for calendar year 2014 resulted in no change in base salary from 2013 for the Chief Executive Officer.  The calendar 2014 average increase for our Named Executive Officers was 2.7%, excluding our chief financial officers for the year.  The Compensation Committee concluded that the level of base salary did not need to be further raised in order to accomplish the objectives noted above.  Base salary for the president of the mortgage banking subsidiary, Waterstone Mortgage Corporation, was unchanged in 2014.
Bonus – WaterStone Bank.  Bonus amounts for officers of WaterStone Bank have historically been determined on a discretionary basis following a review of our performance and that of individual executives.  In 2014, the Compensation Committee of WaterStone Bank adopted a management incentive compensation plan, which establishes a bonus pool for Named Executive Officers and other officers based upon pre-established financial performance levels related to return on average assets and non-performing assets to total assets.  Participants in this incentive plan do not have a pre-determined portion of the bonus allocated on an individual by individual basis.  Instead, the Compensation Committee allocates bonuses to participants following its determination as to performance compared to targets.

For the year ended December 31, 2014, based upon preliminary financial information available to the Compensation Committee, the Compensation Committee established a bonus pool of $721,120.  Bonuses were then paid to the Named Executive Officers who are also officers of WaterStone Bank in the following amounts.

Executive Officer	Bonus Amount Under Bonus Pool
Douglas S. Gordon	$432,600
William F. Bruss	$81,890
Allan R. Hosack	$68,425
Rebecca M. Arndt	$48,225

The Compensation Committee may adjust incentive compensation based on performance or other qualitative and quantitative factors.  Although there are no pre-determined factors that would require adjustment, such factors could include the completion of a specific project, achievement of meaningful business development, promotion to a new position or increased responsibilities, for competitive reasons or to respond to market conditions.

In addition to the bonus paid to Mr. Gordon under the bonus pool, in recognition of the completion of the mutual-to-stock conversion of Lamplighter Financial, MHC and related stock offering, the Compensation Committee awarded Mr. Gordon a bonus of $267,400.

Bonus – Waterstone Mortgage Corporation. In 2011, the President of Waterstone Mortgage Corporation was entitled to a bonus based on the level of pretax book income generated by Waterstone Mortgage Corporation as adjusted for net interest income earned on intercompany advances from WaterStone Bank.  The bonus pool established by the formula totaled $200,000, 100% of which would be earned in the event that subsidiary pre-tax income exceeded $10 million.  No bonus would be earned for adjusted pre-tax income of less than $1 million, with four income tiers between $1 million and $10 million which earned between 25% and 75% of the bonus pool.  The formula was revised beginning in 2012 to provide for a bonus of 5% of subsidiary pre-tax income in excess of 20% of Waterstone Mortgage Corporation's average equity during the year in which the bonus is earned, before bonus expense, as adjusted for (i) the difference between the cost of the intracompany line of credit provided by WaterStone Bank and third-party pricing, and (ii) $100,000 as the estimated value of support services provided by WaterStone Bank.  No bonus is payable if Waterstone Mortgage Corporation or WaterStone Bank becomes subject to a regulatory order caused or contributed to by the operations of Waterstone Mortgage Corporation.
For the year ended December 31, 2014, the President of Waterstone Mortgage Corporation was not paid a bonus pursuant to this formula, but was paid a discretionary bonus of $50,000.
Equity Incentives.  The Compensation Committee believes that equity-based compensation can provide an important incentive to executive officers while also aligning their interests with those of shareholders, since the value of the compensation will depend upon stock price performance.  Both restricted stock awards and option awards were granted to directors and WaterStone Bank executive officers in January 2007 under our 2006 Equity Incentive Plan, and all of those awards vested on or before January 5, 2012.  A second significant grant of restricted stock and option awards was made to WaterStone Bank executives on January 4, 2012.  The Chief Executive Offer and the non-officer directors were not eligible for awards under the second grant due to regulatory limitations.  In making the grants, the Compensation Committee targeted long-term equity incentives at approximately one-third of total annual compensation for executive management.
 The equity incentive elements of total compensation are intended to further the Compensation Committee's objectives of executive retention through longer vesting schedules and enhanced shareholder value due to the value of grants being tied to the trading price of our common stock.  A stock option award was granted to Mr. Egenhoefer on October 20, 2010.  The grant price and the exercise price of the option awards granted were equal to the closing market price for our shares of common stock on the grant date.
In the event of a change in control, the unvested equity incentive awards held by each recipient under the 2006 Equity Incentive Plan will vest automatically.  The mutual-to-stock conversion of Lamplighter Financial, MHC was not considered a change in control.

The Employee Stock Ownership Plan is a tax-qualified retirement plan that benefits all eligible WaterStone Bank employees proportionately.  The Employee Stock Ownership Plan replaced WaterStone Bank's defined benefit pension plan and is not separately considered in the review and evaluation of annual executive compensation.  Employee Stock Ownership Plan allocations are made annually as of December 31 to all eligible WaterStone Bank employees.  An employee must complete a full year of service and be employed by us on December 31 in order to receive an annual allocation each year.  In the event of plan termination, all allocated benefits become fully vested immediately.  Dividends paid with respect to shares of Waterstone Financial, Inc. stock allocated to participant accounts will be used to repay any Employee Stock Ownership Plan loan or credited proportionately to participant accounts.
Chief Executive Officer Compensation.  Base salary paid to Douglas S. Gordon for the year ended December 31, 2014 remained unchanged from the year ended December 31, 2013.  See "—Bonus – WaterStone Bank" for a discussion of the bonus paid to Mr. Gordon for the year ended December 31, 2014.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the section of this proxy statement entitled "Compensation Discussion and Analysis" with management.  Based on this review and discussion, the Compensation Committee recommended to the board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

This report has been provided by the Compensation Committee:

Thomas E. Dalum, Chairman
Ellen S. Bartel
Stephen J. Schmidt
Kristine A. Rappé

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table shows the compensation of our Named Executive Officers, including, Douglas S. Gordon, our principal executive officer, the two individuals who served as our principal financial officer during the year ended December 31, 2014, and three other executive officers who received total compensation of more than $100,000 during the past fiscal year (collectively, the "Named Executive Officers").  The "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column has been omitted because no listed individual earned any compensation during the listed years of a type required to be disclosed in this column.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Douglas S. Gordon Chief Executive Officer of Waterstone Financial and WaterStone Bank	2014 2013 2012	780,000 780,000 780,000	700,000 350,000 350,000	— — —	— — —	— — —	46,930 32,214 16,492	1,526,930 1,162,214 1,146,492
Eric J. Egenhoefer President of Waterstone Mortgage Corporation	2014 2013 2012	250,000 250,000 247,115	50,000 — —	— — —	— — —	— 273,960 879,371	6,600 6,600 6,600	306,600 530,560 1,133,086
William F. Bruss Chief Operating Officer and General Counsel of Waterstone Financial and WaterStone Bank	2014 2013 2012	275,000 241,788 207,200	81,890 30,000 30,000	— — 47,250	— — 43,750	— — —	53,757 41,615 26,288	410,647 313,403 354,488
Allan R. Hosack Chief Financial Officer of Waterstone Financial and WaterStone Bank	2014	190,246	68,425	—	—	—	10,993	269,664
Rebecca M. Arndt Bank Vice President, Retail Operations	2014 2013 2012	161,500 156,500 152,000	48,225 20,000 20,000	— — 28,350	— — 25,000	— — —	37,168 27,933 16,893	246,893 204,493 242,243
Richard C. Larson (4) Former Chief Financial Officer of Waterstone Financial and WaterStone Bank	2014 2013 2012	42,404 240,000 240,000	— 30,000 30,000	— — 47,250	— — 37,500	— — —	139,163 37,504 23,796	181,567 307,504 378,546
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(1)
Salary includes amounts contributed by participants in the WaterStone Bank 401(k) Plan.  Mr. Gordon's salary includes 401(k) contributions of $23,000 in 2014, $23,000 in 2013 and $22,500 in 2012.  Mr. Bruss' salary includes 401(k) contributions of $8,250 in 2014, $7,740 in 2013 and $9,875 in 2012.  Mr. Hosack's salary includes a 401(k) contribution of $16,189 in 2014. Ms. Arndt's salary includes 401(k) contributions of $16,117 in 2014, $15,626 in 2013 and $15,177 in 2012.  Mr. Larson's salary includes 401(k) contributions of $4,558 in 2014, $23,000 in 2013 and $5,514 in 2012.  In 2014, a 401(k) matching contribution was made by WaterStone Bank in the amount of $900 for Mr. Gordon, $1,235for Mr. Bruss, $1,645 for Mr. Hosack, $1,612 for Ms. Arndt and $456 for Mr. Larson. In 2013, a 401(k) matching contribution was made by WaterStone Bank in the amount of $420 for Mr. Gordon, $2,000 for Mr. Larson, $1,277 for Mr. Bruss and $1,469 for Ms. Arndt.  There were no 401(k) matching contributions made in 2012.

(2)
Reflects the aggregate grant-date fair value of the stock and option awards granted during the years shown as calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are included in the "Stock Based Compensation" footnote  to Waterstone Financial's audited financial statements for the years ended December 31, 2013, 2012 and 2011 included in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

(3)
For 2014, "All Other Compensation" includes Employee Stock Ownership Plan shares valued at $11.11 per share allocated on December 31, 2014 and totaling $38,007 for Mr. Gordon, $37,374 for Mr. Bruss and $28,064 for Ms. Arndt; club membership dues of $1,769 for Mr. Gordon, $6,989 for Mr. Bruss, $2,288 for Mr. Hosack, $925 for Ms. Arndt and $456 for Mr. Larson; and personal use of company-owned vehicles equal to $7,154 for Mr. Gordon, $9,394 for Mr. Bruss, $8,706 for Mr. Hosack, $8,179 for Ms. Arndt and $1,530 for Mr. Larson.   Mr. Egenhoefer was paid a car allowance of $6,600 in 2014.  For Mr. Larson, also includes a cash payment of $125,027 and the estimated value of a company car provided to Mr. Larson of $12,150, each as part of a settlement agreement entered into with Mr. Larson in connection with his resignation.

(4)	Mr. Larson resigned from WaterStone Bank, effective February 7, 2014. See "Potential Payments Upon Termination or Change in Control."

Employment Agreements

Employment Agreement with Douglas S. Gordon.  Effective as of October 21, 2014, WaterStone Bank entered into an employment agreement with Douglas S. Gordon, President and Chief Executive Officer of WaterStone Bank, for a term continuing through December 31, 2017.  Commencing on January 1, 2015, and continuing on each January 1st anniversary date thereafter, the term of the agreement will renew for an additional year, such that the remaining term will always be three years, unless written notice of non-renewal is provided to Mr. Gordon at least 30 days prior to the anniversary date.  The agreement provides Mr. Gordon with an initial annual base salary of $780,000, which has subsequently been increased to $800,000.  In addition, Mr. Gordon is entitled to participate in the employee benefit plans, arrangements and perquisites offered by WaterStone Bank and is entitled to participate in any incentive compensation or bonus plan or arrangement of WaterStone Bank or Waterstone Financial in which he is eligible to participate.  The Bank will also pay or reimburse him for business expenses incurred, pay or reimburse him for annual country club dues and furnish him an automobile or reimburse him for the expense of leasing an automobile and for reasonable expenses associated with the use of such automobile.

In the event of Mr. Gordon's involuntary termination of employment for reasons other than cause, disability, death or retirement, or in the event Mr. Gordon resigns during the term of the agreement for "good reason" (as defined in the agreement), Mr. Gordon will receive a lump-sum severance payment equal to the sum of (i) his earned but unpaid salary as of the date of his termination of employment, (ii) the benefits he is entitled to as a former employee under the employee benefit plans maintained by WaterStone Bank or Waterstone Financial, (iii) the remaining base salary and bonuses Mr. Gordon would have earned if he had continued his employment for the remaining term of the Agreement and had earned a bonus and/or incentive award in each year in an amount equal to the average bonus and/or incentive award earned by him over the three calendar years preceding the year in which the termination occurs, (iv) the annual contributions or payments that would have been made on Mr. Gordon's behalf to any employee benefit plans of WaterStone Bank or Waterstone Financial as if Mr. Gordon had continued his employment with WaterStone Bank for the remaining term of the Agreement, and (v) the annual payments that would have been made related to membership in a country club and the use of an automobile for the remaining term of the Agreement.  In addition, all awards under the Wauwatosa Holdings 2006 Equity Incentive Plan and any other or subsequent stock based incentive plan that would have vested had Mr. Gordon continued his employment with WaterStone Bank for the remaining term of the Agreement will vest as of the date of termination and become exercisable, provided that if the terms of the Incentive Plan do not allow for such vesting, WaterStone Bank will make a lump sum payment  to Mr. Gordon in an amount equal to the value to Mr. Gordon if such awards had become vested and been exercised.  Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for the remaining term of the agreement.

Upon termination of Mr. Gordon's employment by Waterstone Financial or WaterStone Bank following a change in control of Waterstone Financial or WaterStone Bank, or Mr. Gordon's resignation due to good reason following a change in control, Mr. Gordon will receive a lump sum payment within 30 days after the date of termination substantially similar to the payment that he would receive on such a termination without regard to a change in control, except that such payments will be calculated based on a remaining term of the agreement of 36 months.  In addition, all awards under the Wauwatosa Holdings 2006 Equity Incentive Plan and any other or subsequent stock based incentive plan will vest as of the date of termination and become exercisable. Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for a period of 36 months from the date of termination.

       In the event of Mr. Gordon's disability and subsequent termination of employment, Mr. Gordon will receive the benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank.  To the extent such benefits are less than Mr. Gordon's base salary at the date of termination, and less than 66 2/3% of Mr. Gordon's base salary after the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank and his base salary for a period of one year.  After the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank and 66 2/3% of Mr. Gordon's base salary, through the earliest to occur of the date of Mr. Gordon's death, recovery from disability or the date Mr. Gordon attains age 65.

In the event of Mr. Gordon's death during the term of the agreement, Mr. Gordon's beneficiary, legal representatives or estate will be paid Mr. Gordon's base salary for one year and WaterStone Bank will continue to provide Mr. Gordon's family the same medical, dental, and other health benefits that were provided by WaterStone Bank to Mr. Gordon's family immediately prior the Mr. Gordon's death, on the same terms, including cost.

In the event of termination due to Mr. Gordon's retirement or for "Cause," as defined in the agreement, no amount or benefit will be due Mr. Gordon under the agreement.

The employment agreement restricts Mr. Gordon from revealing confidential information of Waterstone Financial and WaterStone Bank.  In addition, for one year following termination of employment (other than upon termination following a change in control), Mr. Gordon may not compete with Waterstone Financial and WaterStone Bank or solicit or hire WaterStone Bank's employees.

Employment Agreement with Eric J. Egenhoefer.  Waterstone Mortgage Corporation is a party to an employment agreement with its President, Eric J. Egenhoefer.  The agreement has a term continuing through December 31, 2017, and will be extended at the end of each year for a period of one year unless terminated as provided in the agreement. Under the agreement, Mr. Egenhoefer is entitled to a base salary, which is $300,000 effective January 1, 2015, and to participate in company-wide employee benefits, including Waterstone Mortgage Corporation's 401(k) Plan and other qualified and non-qualified plans that may be maintained by the company.  Mr. Egenhoefer is also entitled to annual bonus compensation pursuant to the bonus formula set forth in the agreement.

Mr. Egenhoefer may terminate his employment for "good reason," which includes any material breach of the agreement by Waterstone Mortgage Corporation, including the failure, without "good cause" (as defined in the agreement), to pay the amounts due under the agreement on a timely basis.  In the event the agreement is terminated for good reason or in the event Waterstone Mortgage Corporation terminates Mr. Egenhoefer's employment for any reason other than "good cause," Mr. Egenhoefer will be entitled to receive his base salary through the remaining term of the agreement.  In the event of termination due to disability, Mr. Egenhoefer will receive any unpaid base salary earned prior to the effective date of termination and reimbursement of expenses to which Mr. Egenhoefer is entitled.  In the event of Mr. Egenhoefer's death during the term of the agreement, the agreement will terminate with no payment of severance compensation to Mr. Egenhoefer's estate.  Similarly, in the event of his termination for good cause, Mr. Egenhoefer will not be entitled to any severance compensation.

In the event of Mr. Egenhoefer's termination of employment, the agreement contains provisions which prevent him from soliciting business from customers of Waterstone Mortgage Corporation, withdrawing any customers' business, hiring any employees, consultants or personnel of Waterstone Mortgage Corporation, disclosing confidential information or competing with Waterstone Mortgage Corporation, for one year following his termination of employment.

Plan-Based Awards

The following table sets forth for the year ended December 31, 2014 certain information as to grants of plan-based awards.  The non-equity award granted to Mr. Egenhoefer is described above in "—Compensation Discussion and Analysis—Bonus—Waterstone Mortgage Corporation."

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2014
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
		Threshold ($)	Target ($)		Maximum ($)
Eric J. Egenhoefer	(1)	(1)	273,960	(1)	(1)
_______________________
(1)	On an annual basis, Mr. Egenhoefer is entitled to earn a bonus under the criteria described under "—Compensation Discussion and Analysis—Bonus." There is no minimum, target or maximum amount. Therefore, pursuant to Securities and Exchange Commission regulations, the target amount listed is based upon operating results for the year ended December 31, 2013 and equals the actual 2013 award.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2014.  All grants were made under our 2006 Equity Incentive Plan.  Information has been restated for the 1.0973-for-one stock split in connection with the completion of the mutual-to-stock conversion of Lamplighter Financial, MHC on January 22, 2014.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2014
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Douglas S. Gordon	274,325	—		16.11	1/5/2017	—	—
Eric J. Egenhoefer	43,892	10,973	(3)	3.47	10/20/2020	—	—
William F. Bruss	54,865	—		16.11	1/5/2017	16,460	216,449
	15,362	23,043	(3)	1.73	1/4/2022
Rebecca M. Arndt	27,432	—		16.11	1/5/2017	9,876	129,869
	—	13,168	(3)	1.73	1/4/2022
______________________
(1)
Consists of restricted shares awarded on January 4, 2012 under the 2006 Equity Incentive Plan.  The restricted shares vest in five annual increments of 20% each beginning on the first anniversary of the initial award.

(2)	Based on the $13.15 per share closing price of our common stock on December 31, 2014.
(3)	Options vest in five annual increments of 20% each beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2014.  Information has been restated for the 1.0973-for-one stock split in connection with the completion of the mutual-to-stock conversion of Lamplighter Financial, MHC on January 22, 2014.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2014
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(1)
William F. Bruss	—	—	5,486	55,299
Richard C. Larson	13,167	112,841	5,486	55,299
Rebecca M. Arndt	8,778	78,388	3,292	33,183
________________________________
(1)	Based on the $10.08 per share closing price of our common stock on January 3, 2014.
(2)	Mr. Larson resigned from Waterstone Financial, effective February 7, 2014.

Potential Payments Upon Termination or Change in Control
The following table sets forth estimates of the amounts that would become payable to our Named Executive Officers under employment agreements and/or equity award agreements in the event of their termination of employment on December 31, 2014, under specified circumstances.  The table does not include vested or accrued benefits under any tax-qualified benefit plans that do not discriminate in scope, terms or operation in favor of Executive Officers, or equity awards or other benefits in which the executive is vested without regard to a change in control.  The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history.  Actual payments due could vary substantially from the estimates shown.  We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our Executive Officers would be eligible to collect the benefits shown under more than one termination scenario. If a Named Executive Officer is terminated for "cause" as defined in the applicable agreement or award, we have no contractual payment or other obligations under the agreement.

Mr. Larson resigned from his position as Chief Executive Officer, effective February 7, 2014.  Pursuant to a severance agreement, Mr. Larson received a cash payment of $125,027 and was provided a company car, with an estimated value of $12,150.

	Mr. Gordon		Mr. Egenhoefer		Mr. Bruss		Mr. Hosack	Ms. Arndt

Discharge Without Cause or Resignation With Good Reason — no Change in Control
Severance payment	$3,772,753	(1)	$62,500	(1)	$—		$—	$—
Medical, dental and life insurance benefits	72,455	(2)	—		—		—	—
Acceleration of vesting of stock options	—		—		—		—	—
Total	$3,847,208		$62,500		$—		$—	$—

Discharge Without Cause or Resignation With Good Reason — Change in Control Related
Severance payment (lump sum)	$3,772,753	(3)	$62,500	(3)	$—		$—	$—
Medical, dental and life insurance benefits	74,455	(2)	—		—		—	—
Acceleration of vesting of stock options	—		106,219	(4)	263,151	(4)	—	150,379	(4)
Acceleration of vesting of restricted stock	—		—		216,449	(5)	—	129,869	(5)
Total	$3,847,208		$168,719		$479,600		$—	$280,248

Disability
Severance/disability payment	$4,420,000	(6)	$83,250	(6)	$—		$—	$—
Acceleration of vesting of stock options	—		106,219	(4)	263,151	(4)	—	150,379	(4)
Acceleration of vesting of restricted stock	—		—		216,449	(5)	—	129,869	(5)
Total	$—		$189,489		$479,600		$—	$280,248

Death
Salary continuation payment	$780,000		$—		$—		$—	$—
Medical, dental and life insurance benefits	24,818		—		—		—	—
Acceleration of vesting of stock options	—		106,219	(4)	263,151	(4)	—	150,379	(4)
Acceleration of vesting of restricted stock	—		—		216,449	(5)	—	129,869	(5)
Total	$804,818		$106,219		$479,600		$—	$280,248
_____________________________
(1)	The cash severance payment under Mr. Gordon's employment agreement equals (i) the remaining base salary and employee benefits to which he is entitled under his employment agreement over the remaining term of the agreement, assuming he had earned a bonus equal to the average bonus or incentive award earned over the three calendar years preceding the year of termination, as determined under the agreement; (ii) the annual contributions that would have been made on Mr. Gordon's behalf under any employee benefit plans in which he participated; and the annual payments towards country club dues and automobile lease and expenses that he would be entitled to for the remaining term of the agreement. The severance payment is paid under Mr. Egenhoefer's employment agreement in the event of his termination for good reason. The payment is equal to 25% of his then base salary.
(2)	Mr. Gordon will be entitled to non-taxable medical and dental coverage and life insurance coverage for the remaining term of the agreement in the event of a termination without cause or for good reason not related to a change in control. In the event of an involuntary termination without cause or for good reason following a change in control, Mr. Gordon will be entitled to the continuation of the same benefits for a period of 36 months from the date of termination.
(3)	For Mr. Gordon, the cash severance benefit payable on an involuntary termination of employment or termination for good reason in connection with a change in control is the same as the payment in the event of a termination that occurs without regard to a change in control, except that such payments would be calculated based on a 36-month term. For Mr. Egenhoefer, the severance payment is paid under his employment agreement in the event of his termination for good reason. The payment is equal to 25% of his then base salary.
(4)	For Mr. Egenhoefer, based on the cash difference between the exercise price of the option ($3.47, on a split adjusted basis) and the fair market value of our stock on December 31, 2014, which was $13.15, multiplied by 10,973 unvested stock options. For Mr. Bruss, based on the cash difference between the exercise price of the option ($1.73, on a split adjusted basis) and the fair market value of our stock on December 31, 2014, which was $13.15, multiplied by 23,043 unvested stock options. For Ms. Arndt, based on the cash difference between the exercise price of the option ($1.73, on a split adjusted basis) and the fair market value of our stock on December 31, 2014, which was $13.15, multiplied by 13,168 unvested stock options.
(5)	For Mr. Bruss, represents the fair market value on December 31, 2014 of 16,460 shares of restricted stock that would vest on the occurrence of the specified event. For Ms. Arndt, represents the fair market value on December 31, 2014 of 9,876 shares of restricted stock that would vest on the occurrence of the specified event.
(6)	In the event of Mr. Gordon's disability, to the extent that any disability benefits payable under a disability program sponsored by the Bank is less than his base salary during the first year after termination or less than 66-2/3% of his base salary after the first year of his termination, Mr. Gordon will receive a supplement to such disability benefit under the employment agreement to ensure that his aggregate disability benefit is equal to his base salary during the first year and equal to 66-2/3% of his base salary after the first year of his disability. (This benefit can be provided under a supplemental disability policy providing such benefit, in lieu of providing it under the employment agreement.) In the event of Mr. Egenhoefer's disability, his employment agreement provides for a payment equal to 33% of his then base salary.

Director Compensation

Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2014.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2014
Name	Fees earned or paid in cash ($)(1)	Total ($)
Ellen S. Bartel Nominating Committee Co-chairman	55,500	55,500
Thomas E. Dalum Compensation Committee Chairman	55,500	55,500
Michael L. Hansen Audit Committee Chairman	61,500	61,500
Patrick S. Lawton Chairman of the Board	78,000	78,000
Kristine A. Rappé Executive Committee Chairman	55,500	55,500
Stephen J. Schmidt Nominating Committee Co-chairman	55,500	55,500
_____________________
(1)	Includes annual retainer, committee and chairmanship fees.
(2)	As of December 31, 2014, each of Messrs. Lawton, Hansen, Schmidt and Dalum had 54,865 vested but unexercised stock options, respectively (split adjusted), and no unvested stock options, respectively.

In 2014, we paid each non-officer director an annual retainer of $36,000 plus annual meeting fees of $12,000. In addition, annual fees paid to the Chairman of the Board totaled $25,000, annual fees paid to the Chairman of the Audit Committee totaled $10,000, annual fees paid to the Chairmen of the compensation committee and the executive committee totaled $5,000 each and annual fees paid to the two Co-chairmen of the nominating committee totaled $2,500 each.  Each non-chair member of the audit committee, the compensation committee and the executive committee also received an annual fee of $2,500 for each committee served.  Each non-chair member of the nominating committee also received an annual fee of $1,000.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
 AT AN ANNUAL MEETING
Our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of shareholders. In order for a shareholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, Our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days' notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the shareholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.
The notice with respect to shareholder proposals that are not nominations for director must set forth as to each matter such shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business; and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (i) as to each individual whom the shareholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person's qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the shareholder giving the notice, (A) the name and address of such shareholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of our capital stock which are owned beneficially or of record by such shareholder and such beneficial owner; (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder; (D) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
The date on which the 2015 Annual Meeting of Shareholders is expected to be held is May 19, 2015. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 18, 2015 and no later than February 28, 2015.  If notice is received before February 18, 2015 or after February 28, 2015, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.
SHAREHOLDER PROPOSALS
In order to be considered for inclusion in the 2015 annual meeting proxy materials, shareholder proposals had to have been received by the Secretary of Waterstone Financial, William F. Bruss, no later than December 1, 2014.
Under Securities and Exchange Commission rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify Waterstone Financial at least 45 days prior to the month and day of mailing the prior year's proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  Therefore, any such matters have to be received by February 13, 2015 in the case of the 2015 annual meeting of shareholders.
OTHER MATTERS
The Board of Directors is not aware of any business to come before the special meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
MISCELLANEOUS
The cost of solicitation of proxies will be borne by Waterstone Financial, Inc.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telegraph, telephone or other forms of communication without additional compensation.  We have retained Laurel Hill Advisory Group, LCC to assist us in soliciting proxies, and have agreed to pay Laurel Hill Advisory Group, LCC a fee of $6,000 plus reasonable expenses for these services.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING
The Notice and Proxy Statement and Proxy Card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas S. Gordon Presdient and Chief Executive Officer

Wauwatosa, Wisconsin
January 23, 2015

APPENDIX A
WATERSTONE FINANCIAL, INC.

2015 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1                          Purpose, Effective Date and Term.  The purpose of the Waterstone Financial, Inc. 2015 Equity Incentive Plan (the "Plan") is to promote the long-term financial success of Waterstone Financial, Inc. (the "Company"), and its Subsidiaries, including WaterStone Bank SSB (the "Bank"), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company's stockholders through the ownership of additional common stock of the Company.  The "Effective Date" of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.
Section 1.2                          Administration.  The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Committee"), in accordance with Section 5.1.
Section 1.3                          Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a "Participant" in the Plan.  The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
Section 1.4                          Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 - AWARDS
            Section 2.1General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:
(a)            Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an "ISO") that is intended to satisfy the requirements applicable to an "Incentive Stock Option" described in Code Section 422(b), or a Non-Qualified Stock Option (a "Non-Qualified Option") that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten‑year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b)            Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c)            Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company's Stock multiplied by the number of Restricted Stock Units being settled.
(d)            Performance Awards.  A Performance Award means an Award granted under Section 2.5 that vests upon the achievement of one or more specified performance measures set forth in Section 2.5.  A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).
Section 2.2                          Stock Options.
(a)            Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b)            Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The "Exercise Price" of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to,  an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier's check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
Section 2.3                          Restricted Stock.

(a)            Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

      The Stock evidenced hereby is subject to the terms of an Award Agreement with Waterstone Financial, Inc. dated [Date], made pursuant to the terms of the Waterstone Financial, Inc. 2015

Equity Incentive Plan, copies of which are on file at the executive offices of Waterstone Financial, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants' ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)            Terms and Conditions.Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)            Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be distributed to the Participant at the time that the Restricted Stock vests.  The Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.  No dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award.   Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.

(ii)            Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)            Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4                              Restricted Stock Units.

(a)                              Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant's employment or Services with the Company.  Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)                Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)            A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant's employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)            The Committee may, in connection with the grant of Restricted Stock Units, designate them as "performance based compensation" within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)            Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant's continued Service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)            A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.  No dividends shall be paid on Restricted Stock Units.  In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units either at the time dividends are paid or the Restricted Stock Unit is settled, as set forth in the Award Agreement.  If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria.  In such case, the Dividend Equivalent Right shall be paid when the Restricted Stock Unit is settled or at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.5                          Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be "performance-based compensation" within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee.  The grant of any Performance Award and the establishment of performance measures that are intended to be performance-based compensation within the meaning of Code Section 162(m) shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section.  At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options.  Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.

(a)            Performance Measures.  Such performance measures may be based on any one or more of the following:
(i)	book value or tangible book value per share;
(ii)	basic earnings per share;
(iii)	basic cash earnings per share;
(iv)	diluted earnings per share;
(v)	diluted cash earnings per share;
(vi)	return on equity;
(vii)	net income or net income before taxes;
(viii)	cash earnings;
(ix)	net interest income;
(x)	non-interest income;
(xi)	non-interest expense to average assets ratio;
(xii)	cash general and administrative expense to average assets ratio;
(xiii)	efficiency ratio;
(xiv)	cash efficiency ratio;
(xv)	return on average assets;
(xvi)	cash return on average assets;
(xvii)	return on average stockholders' equity;
(xviii)	cash return on average stockholders' equity;
(xix)	return on average tangible stockholders' equity;
(xx)	cash return on average tangible stockholders' equity;
(xxi)	core earnings;
(xxii)	operating income;
(xxiii)	operating efficiency ratio;
(xxiv)	net interest rate margin or net interest rate spread;
(xxv)	growth in assets, loans, or deposits;
(xxvi)	loan production volume;

(i)	non-performing loans;
(ii)	cash flow;
(iii)
    strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or

(iv)	any combination of the foregoing.
Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant's Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management's Discussion and Analysis section of the Company's annual report or in the Compensation Discussion and Analysis Section, if any, of the Company's annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) dividends declared on the Company's stock; (iv) changes in tax or accounting principles, regulations or laws; or (v) expenses incurred in connection with a merger, branch acquisition or similar transaction.
(b)            Adjustments.  Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided, that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure.  Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary.   If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(c)            Treatment on Retirement.  Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability).  Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant's active employment and the level of achievement of the performance measures during the period of the Participant's active employment.
Section 2.6                          Vesting of Awards.  The Committee shall specify the vesting schedule or conditions of each Award.  Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards granted under Section 2.5) shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting no earlier than one year after stockholders approve the Plan.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement).  The Committee shall have the authority and discretion to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.
Section 2.7                          Deferred Compensation.  If any Award would be considered "deferred compensation" as defined under Code Section 409A ("Deferred Compensation"), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant's acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.8                          Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company's stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option's in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.
Section 2.9.                          Effect of Termination of Service on Awards.  The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
(a)          Upon a Participant's Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.
(b)          In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
       (c)            Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.  Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability or the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee's death must have occurred while employed or within three months of Termination of Service.  In the event of Termination of Service due to Retirement, a Participant's vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award are Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)          Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e)          Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.
ARTICLE 3 - SHARES SUBJECT TO PLAN
Section 3.1                          Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Section 3.2                          Share Limitations.
(a)            Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Three Million Five Hundred Forty-Two Thousand (3,542,000) shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is Two Million Five Hundred Thirty Thousand (2,530,000) shares of Stock, which represents ten percent (10%) of the number of shares sold in connection with the mutual-to-stock conversion of Lampligher Financial, MHC on January 22, 2014 (the "Conversion").  The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is One Million Twelve Thousand (1,012,000) shares of Stock, which represents four percent (4%) of the number of shares sold in the Conversion.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
(b)            Computation of Shares Available.  For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following.  To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.
Section 3.3                          Limitations on Grants to Individuals.
            (a)            Stock Options - Employees.  The maximum number of shares of Stock that may be covered by Stock Options granted to any one Employee pursuant to Section 3.2 shall not exceed Six Hundred Thirty-Two Thousand Five Hundred (632,500).  All such Awards may be granted during any one calendar year.  Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant Stock Options under Section 3.2.
     (b)            Restricted Stock Awards and Restricted Stock Units - Employees.  The maximum number of shares of Stock that may be subject to Restricted Stock Awards and Restricted Stock Units granted to any one Employee

Participant under the Plan shall be Two Hundred Fifty-Three Thousand (253,000), all of which may be granted during any calendar year.  Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units.

(c)            Stock Options - Directors.  The maximum number of shares of Stock that may be subject to Stock Options granted to any one individual non‑Employee Director under the Plan shall be One Hundred Twenty-Six Thousand Five Hundred (126,500), all of which may be granted during any calendar year, and the maximum number of shares of Stock that may be subject to Stock Options granted to all non-Employee Directors, in the aggregate under the Plan, shall be Seven Hundred Fifty-Nine Thousand Four Hundred Seventy-Six (759,000).  Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.
(d)            Restricted Stock Awards and Restricted Stock Units - Directors.  The maximum number of shares of Stock that may be subject to Restricted Stock Awards or Restricted Stock Units granted to any one individual non‑Employee Director under the Plan shall be Fifty Thousand Six Hundred (50,600), all of which may be granted during any calendar year, and the maximum number of shares of Stock that may be subject to Restricted Stock Awards or Restricted Stock Units granted to all non-Employee Directors, in the aggregate under the Plan, shall be Three Hundred Three Thousand Six Hundred (303,600).  Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be issued as Restricted Stock Awards or Restricted Stock Units.
(e)            The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.
Section 3.4                          Corporate Transactions.
(a)            General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as "performance-based compensation" shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.
       (b)            Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.5                          Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)            Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)            Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 - CHANGE IN CONTROL
Section 4.1                          Consequence of a Change in Control.  Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:
(a)            At the time of an Involuntary Termination following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).  All Stock Options may be exercised for a period of one year following the Participant's Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination following a Change in Control.
(b)            At the time of an Involuntary Termination following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately.  Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
(c)            In the event of a Change in Control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied as of the date of the Change in Control.
Section 4.2                          Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a "Change in Control" shall be deemed to have occurred upon the earliest to occur of the following:
(a)            Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;
       (b)            Acquisition of Significant Share Ownership:  A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company's or the Bank's voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company's or the Bank's voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)            Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company's or the Bank's Board of Directors at the beginning of the two-year period cease for any reason (other than for attaining normal retirement age, or voluntary resignation) to constitute at least a majority of the Company's or the Bank's Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least three-quarters of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or
(d)            Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 - COMMITTEE
                 Section 5.1        Administration.  The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are "independent directors" under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2                          Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:
(a)            the Committee will have the authority and discretion to select from among the Company's and its Subsidiaries' Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and except with respect to Performance Awards intended to be subject to Code Section 162(m), to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.

       (b)            The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
                   (c)            The Committee will have the authority to define terms not otherwise defined herein.
(d)            Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)            In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
            Section 5.3         Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not "outside directors" within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not "non-employee directors," within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4                          Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5                          Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper.  A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 - AMENDMENT AND TERMINATION
Section 6.1                          General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the

Plan, (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company's stockholders.
Section 6.2                          Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.
ARTICLE 7 - GENERAL TERMS
Section 7.1                          No Implied Rights.
(a)            No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)            No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)            No Rights as a Stockholder.  Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2                          Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant.  A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant's beneficiary.
Section 7.3                          Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation ("Beneficiary Designation").  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4                          Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5                          Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
Section 7.6                          Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.  Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b).  If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service.  This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7                          Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8                          Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.
Section 7.9                          Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

      Section 7.10                          Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11                          Indemnification.  To the fullest extent permitted by law and the Company's governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.  The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12                          No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13                          Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the State of Wisconsin shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14                          Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant's benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant's employer.  The term "Qualified Retirement Plan" means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15                          Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision were not included herein.
Section 7.16                          Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:
(a)            in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)            in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c)            in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company's Corporate Secretary, unless otherwise provided in the Participant's Award Agreement.
Section 7.17                          Forfeiture Events.
(a)            The Committee may specify in an Award Agreement that the Participant's rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant's provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
(b)            If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.
Section 7.18                          Automatic Exercise.  In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements.  Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.
Section 7.19                          Regulatory Requirements.  The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION
Section 8.1                          In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)            "10% Stockholder" means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.
(b)            "Award" means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c)            "Award Agreement" means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant's signature is required.
(d)            "Board" means the Board of Directors of the Company.
(e)            "Cause."  If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for "Cause," then, for purposes of this Plan, the term "Cause" shall have meaning set forth in such agreement.  In the absence of such a definition, "Cause" means termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank's Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, or willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses)
(f)            "Change in Control" has the meaning ascribed to it in Section 4.2.
(g)            "Code" means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h)            "Code Section 409A" means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(i)            "Committee" means the Committee acting under Article 5.
(j)            "Covered Employee" has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.
(k)            "Director" means a member of the Board of Directors of the Company or a Subsidiary.
       (l)            "Disability."  If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of "Disability" or "Disabled," then, for purposes of this Plan, the terms "Disability" or "Disabled" shall have meaning set forth in such agreement.  In the absence of such a definition, "Disability" shall be defined in accordance with the Bank's long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, "Disability" or "Disabled" shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.
(m)            "Disinterested Board Member" means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company or a Subsidiary; (d) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
(n)            "Dividend Equivalent Rights" means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company's Stock, as specified in the Award Agreement.
(o)            "Employee" means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(p)            "Exchange" means any national securities exchange on which the Stock may from time to time be listed or traded.
(q)            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
(r)            "Exercise Price" means the price established with respect to a Stock Option pursuant to Section 2.2.
(s)            "Fair Market Value" on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, "Fair Market Value" shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
(t)             A termination of employment by an Employee Participant shall be deemed a termination of employment for "Good Reason" as a result of the Participant's resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
(i)            a material diminution in Participant's base salary or base compensation;
(ii)            a material diminution in Participant's authority, duties or responsibilities;
(iii)             a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant's principal workplace on the date of this Agreement; or
(iv)            in the event a Participant is a party to an employment or change in control agreement that provides a definition for "Good Reason" or a substantially similar term, then the occurrence of any event set forth in such definition.

       (u)            "Immediate Family Member" means with respect to any Participant: (a) any of the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant's household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
(v)            "Involuntary Termination" means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.
(w)            "ISO" has the meaning ascribed to it in Section 2.1(a).
(x)            "Non-Qualified Option" means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
(y)            "Participant" means any individual who has received, and currently holds, an outstanding Award under the Plan.
(z)            "Performance Award" has the meaning ascribed to it in Sections 2.1(d) and 2.5.
(aa)            "Restricted Stock" or "Restricted Stock Award" has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(bb)            "Restricted Stock Unit" has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(cc)            "Restriction Period" has the meaning set forth in Section 2.4(b)(iii).
(dd)            "Retirement" means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the Board of Directors of the Company or a Subsidiary, as applicable, under the Company's or Subsidiary's charter, or if there are no age limitations for serving as a Director, then age 75, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased.  A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director's intention to retire.  A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Company or a Subsidiary, as applicable, for purposes of vesting of Awards and exercise of Stock Options.
(ee)            "SEC" means the United States Securities and Exchange Commission.
(ff)            "Securities Act" means the Securities Act of 1933, as amended from time to time.
(gg)            "Service" means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.  Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.
(hh)            "Stock" means the common stock of the Company, $0.01 par value per share.
(ii)            "Stock Option" has the meaning ascribed to it in Section 2.1(a) and 2.2.
(jj)            "Subsidiary" means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.
(kk)            "Termination of Service" means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)            The Participant's cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii)            The Participant's cessation as an Employee shall not be deemed to occur by reason of the Participant's being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant's Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section, to the extent applicable, an Employee's leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(iii)            If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant's Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(iv)            Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of "Separation from Service" as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a "Separation from Service" shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a "Specified Employee," as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant's Separation from Service.

(v)            With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.  With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(ll)            "Voting Securities" means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
Section 8.2                          In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)            actions permitted under this Plan may be taken at any time and from time to time in the actor's reasonable discretion;
(b)            references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
(c)            in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding";
(d)            references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)            indications of time of day mean Central Time;
(f)            "including" means "including, but not limited to";
(g)            all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)            all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)            the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)            any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)            all accounting terms not specifically defined herein shall be construed in accordance with GAAP

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED	DETACH AND RETURN THIS PORTION ONLY

WATERSTONE FINANCIAL, INC.

The Board of Directors recommends you vote FOR the proposal 1.				For	Against	Abstain

1. The approval of the Waterstone Financial, Inc. 2015 Equity Incentive Plan.				☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The notice of Special Meeting and Proxy Statement is available at www.proxyvote.com.

WATERSTONE FINANCIAL, INC.
SPECIAL MEETING OF SHAREHOLDERS
MARCH 3, 2015 9:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) signing the proxy card hereby appoints the Board of Directors of Waterstone Financial, Inc. (the "Board of Directors"), and each of them, with full power of substitution, to act as attorneys and proxies for the shareholders(s) to vote all shares of common stock of Waterstone Financial, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") to be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin on Tuesday, March 3, 2015 at 9:30 a.m., and at any and all adjournments and postponements thereof.

THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.  IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESSTO BE PRESENTED AT THE MEETING.

Should the shareholder(s) be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Waterstone Financial, Inc., at the Meeting of the shareholders' decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Waterstone Financial, Inc. or by duly executing a proxy bearing a later date.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Continued and to be signed on reverse side